UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012 (July 19, 2012)

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 W. 28th Street

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to Vringo’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the combined company’s management and board of directors and any other statements about Vringo’s management team’s future expectations, beliefs, goals, plans or prospects are forward-looking statements. Vringo’s actual results could differ materially from those projected in these forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the 424(b)(3) proxy statement/prospectus of Vringo, Inc. (File No.  333-180609), filed with the SEC on June 21, 2012, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Vringo. Vringo disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Item 1.01 Entry into a Material Definitive Agreement

The disclosure in Item 2.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Completion of Merger with Innovate/Protect

On July 19, 2012 (the “Closing Date”), Innovate/Protect, Inc., a Delaware corporation (“Innovate Protect”), merged with and into VIP Merger Sub, Inc. (which changed its name to Innovate/Protect, Inc.) (Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Vringo, Inc. (the “Company”), pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger, dated as of March 12, 2012 (the “Merger Agreement”), by and among the Company, Merger Sub and Innovate/Protect (the “Merger”). In connection with the Merger, the Company caused to be issued, as of the Closing Date, its securities to Innovate/Protect’s stockholders in exchange for the capital stock owned by Innovate/Protect’s stockholders, as follows (the “Merger Consideration”): (i) an aggregate of 18,617,569 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) an aggregate of 6,673 shares of the Company’s Series A Preferred Stock, par value $0.01 per share, convertible into an aggregate of 20,136,445 shares of the Company’s Common Stock, with such powers, designations, preferences and other rights as set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock attached hereto as Exhibit 3.2 and incorporated herein by reference, (iii) an aggregate of 8,299,116 Series 1 warrants to purchase up to an aggregate 8,299,116 shares of the Company’s Common Stock, with an exercise price of $1.76 per share and expiring on July 19, 2017, and (iv) an aggregate of 7,660,722 Series 2 warrants to purchase up to an aggregate of 7,660,722 shares of the Company’s Common Stock, with an exercise price of $1.76 per share and expiring on July 19, 2017. In addition, the Company assumed an option to purchase an aggregate of 41,178 shares of the Company’s common stock at an exercise price of $0.994 per share, in exchange for the outstanding and unexercised stock option to purchase shares of Innovate/Protect’s common stock.

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As a result of the consummation of the Merger, as of the Closing Date, the former stockholders of Innovate/Protect own approximately 55.04% of the outstanding shares of Common Stock of the Company (or 67.61% of the outstanding shares of Common Stock of the Company calculated on a fully diluted basis) and the stockholders of the Company prior to the Merger own approximately 44.06% of the outstanding shares of Common Stock of the Company (or 32.39% of the outstanding shares of Common Stock of the Company calculated on a fully diluted basis) and a change of control may be deemed to have occurred.

For accounting purposes, the Merger is treated as a “reverse acquisition” and Innovate/Protect is considered the accounting acquirer. Accordingly, Innovate/Protect will be reflected as the predecessor and acquirer in the Company’s financial statements. The Company’s financial statements will reflect the historical financial statements of Innovate/Protect as the Company’s historical financial statements, except for the legal capital which will reflect Vringo's legal capital (common stock).

The Merger Consideration was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-180609), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2012, as amended, and declared effective on June 20, 2012 (the “Form S-4”). The prospectus included in the Form S-4 contains additional information about the Merger and the related transactions. The Form S-4 also included the proxy statement for the 2012 Annual Meeting of Stockholders, held on July 19, 2012 (the “Proxy Statement”).

The foregoing description of the Merger Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2012, the terms of which are incorporated herein by reference.

Assumption of Debt

On July 19, 2012, in connection with the consummation of the Merger and in accordance with the Merger Agreement, the Company entered into an Amended and Restated Pledge and Security Agreement and an Amended and Restated Guaranty with each of its subsidiaries to guaranty the obligations of Innovate/Protect under that certain Amended and Restated Senior Secured Promissory Note (the “Secured Note”), dated July 19, 2012, by and between Innovate/Protect and its principal stockholder prior to the completion of the Merger, Hudson Bay Master Fund Ltd. (“Hudson Bay”). As of the Closing Date, the outstanding balance under the Secured Note is $3.2 million. The Secured Note accrues interest at 0.46% per annum and matures on June 22, 2013. From and after the date upon which (i) the Company and its subsidiaries have more than $15,000,000 in the aggregate of cash and cash equivalents, Hudson Bay may require the Company to redeem up to 50% of the outstanding principal amount of the Secured Note, (ii) the Company and its subsidiaries have more than $20,000,000 in the aggregate of cash and cash equivalents, Hudson Bay may require the Company to redeem up to 100% of the outstanding principal of the Secured Note, (iii) the Company and its subsidiaries receive proceeds in excess of $500,000 in the aggregate from the issuance of any equity or indebtedness, Hudson Bay may require the Company to redeem the outstanding principal under the note in an amount equal to up to 20% of the proceeds of the issuance of any such equity or indebtedness. In addition, the Secured Note provides that in the event of a change of control, Hudson Bay may require the company to redeem all or any portion of the Secured Note at a price in cash equal to 125% of the amount redeemed. Innovate/Protect has granted Hudson Bay a security interest in all of its tangible and intangible personal property (including the Lycos’s patents) to secure its obligations under the Secured Note. In connection with the Merger, the Company has assumed the Secured Note and guarantied the obligations thereunder.

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On June 1, 2012, Hudson Bay committed, subject to the terms and conditions of a commitment letter agreement (the “Commitment Letter Agreement”), that, at any time within 18 months following the closing of the Merger and upon the request of Innovate/Protect, it or, at its election, one or more of its affiliated funds or entities shall provide debt financing to Innovate/Protect in the aggregate principal amount of up to $6,000,000. Hudson Bay’s commitment shall be reduced, on a dollar for dollar basis, by (i) any cash or capital raised by the Company, Innovate/Protect and/or any of their subsidiaries (each a “Vringo entity” and, together the “Vringo entities”), including, without limitation, through the issuance of any debt, equity and/or securities convertible, exercisable or exchangeable into equity of any of the Vringo entities or the incurrence of indebtedness by any of the Vringo entities and (ii) any cash received by any Vringo entity in connection with the exercise of any of its outstanding warrants. Any such financing provided under such facility will be in the form of senior secured notes at an interest rate of the greater of (i) LIBOR plus 300 basis points and (ii) 8% per annum with a maturity of seven years after issuance. Such obligations will be guaranteed by each of the Vringo entities and secured by a first priority lien on all assets of the Vringo entities. In addition, both Innovate/Protect and the holder of the notes will be able to require redemption of all or any portion of the Notes at any time after 18 months following the consummation of the Merger, subject to an interest make-whole through maturity. In addition to other covenants to be mutually agreed between Innovate/Protect and Hudson Bay, the Vringo entities will not spend cash during any calendar quarter while any notes are outstanding at a rate greater than the amount specified in the capital budget of Vringo and its subsidiaries, prepared on a combined basis, agreed to by Hudson Bay, without the prior written consent of Hudson Bay. The obligations of Hudson Bay or any of its affiliated funds under the Commitment Letter Agreement will be subject to certain conditions set forth in the Commitment Letter Agreement and will terminate automatically and immediately upon the earlier to occur of (a) the termination of the Merger Agreement pursuant to its terms, (b) any default under or acceleration prior to maturity of any indebtedness of any Vringo entity, (c) the failure of any Vringo entity to satisfy any of the conditions set forth in the Commitment Letter Agreement, (d) any event, which, if occurring prior to the closing of the Merger, would have resulted in the failure of the conditions set forth in Section 6.2(f) (Litigation) and 6.2(j) (Patents) of the Merger Agreement to be satisfied, (e) upon written notice to terminate the Commitment Letter Agreement delivered by Innovate/Protect to Hudson Bay or (f) 18 months after the consummation of the Merger. The Company assumed the Commitment Letter Agreement in connection with the Merger.

The foregoing descriptions of the Amended and Restated Senior Secured Promissory Note, Amended and Restated Pledge and Security Agreement, Amended and Restated Guaranty and Commitment Letter Agreement are not complete and are subject to, and qualified in their entirety by, the full text of such documents, which are attached to this Current Report as Exhibits  10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Termination of Hudson Bay Letter Agreement

Following the closing of the Merger, on July 19, 2012, the Company sent notice of termination to Hudson Bay to terminate that certain letter agreement, by and between the Company and Hudson Bay, dated as of March 12, 2012, which provided, among other things, restrictions on the number of shares of Common Stock of the Company that Hudson Bay may sell and a right of Hudson Bay to participate in up to 25% of certain offerings conducted by the Company. Pursuant to the terms of such agreement, the Company must continue to comply with the provisions relating to Hudson Bay’s participation in up to 25% of certain offerings until 30 days following the termination date.

Lock-Up Agreement

Following the closing of the Merger and after deliberation at the Board meeting held immediately following the 2012 Annual Meeting of Stockholders, each of the officers and directors of the Company immediately following the consumation of the Merger (collectively, the “Insiders”) delivered to the Company a lock-up agreement (each, a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”). Pursuant to the terms of the Lock-Up Agreements, the Insiders agreed that, for a period of six months following the closing of the Merger, without the prior written consent of the Company, they will not: (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially or may be deemed to be beneficially owned (as defined in the Exchange Act by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or (4) publicly announce an intention to do any of the foregoing (the “Lock-Up”).

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The restrictions contained in each Lock-Up Agreement do not apply to:

(a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, or gifts, (ii) to an immediate family member (as such term is defined in Item 404 of Regulation S-K) or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned, or (iii) by will or intestacy;

(b) the exercise of options granted under the Company’s 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) and 2006 Stock Option Plan (the “2006 Plan”) provided that the shares of Common Stock delivered upon such exercise are subject to the Lock-Up;

(c) transfers of shares of Common Stock to the Company  as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s 2012 Plan and/or 2006 Plan;

(d) in the case of Innovate/Protect’s former officers and directors, the exercise of any of the Company’s Series 1 Warrants and Series 2 Warrants issued to the undersigned in connection with the transactions consummated by the Agreement and Plan of Merger, dated March 12, 2012, by and between the Company, VIP Merger Sub, Inc. and Innovate/Protect, Inc. (collectively, the “Warrants”) and the sale or disposition of the shares of Common Stock issuable thereunder, in the event the Company calls such Warrants for redemption pursuant to and in accordance with the provisions of the Warrants;

(e) the conversion of the Company’s Series A Preferred Stock that are outstanding as of the date hereof, provided that the shares of Common Stock delivered upon such conversion are subject to the restrictions set forth in the Lock-Up; and

(f) the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that (i) the restrictions shall apply in full force to sales or other dispositions pursuant to such Rule 10b5-1 plan during the Lock-Up Period and (ii) no public announcement or disclosure of entry into such Rule 10b5-1 plan is made or required to be made during the Lock-Up Period, including any filing with the SEC under Section 13 or Section 16 of the Exchange Act;

provided that in case of any transfer pursuant to clause (a) above, each transferee, trustee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and provided further that such transfer shall not involve a disposition for value and such transfer is not required to be reported in any public report or filing with the SEC during the Lock-Up Period.

The foregoing description of the Lock-Up Agreements is not complete and is subject to, and qualified in their entirety by, the full text of the form of such Lock-Up Agreement, which is filed as Exhibit 10.8 to this Current Report, and is incorporated into this Current Report by reference.

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Business Strategy Following the Merger

Following the Merger, the Company intends to attempt to maximize the economic benefits of its intellectual property portfolio, add significant talent in technological innovation, and potentially enhance its opportunities for revenue generation through the monetization of the combined company’s assets, including patents owned by Innovate/Protect and the outcome of the litigation against online search companies.

The Company expects to undergo changes in connection with the Merger. Prior to the Merger, the Company was engaged in developing software platforms and applications for mobile devices and Innovate/Protect’s business was to maximize, for inventors and investors, the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets. Following the Merger, the Company will have enhanced technology capabilities to create, build and deliver mobile applications and services to its handset and mobile operator partners as well as directly to consumers. The Company believes that the value of each company’s intellectual property portfolio will be enhanced through the combined company’s ability to license and enforce its intellectual property rights.

The Company expects that the combined company will have two key areas of operation:

•	delivery and monetization of mobile social applications, and

•	maximization of the economic benefits of intellectual property.

The Company has developed a platform for the distribution of mobile applications. The Company believes that its technology and business relationships will allow it to distribute new applications and services through:

•	mobile operators,

•	handset makers, and

•	application storefronts.

The Company intends to expand its intellectual property portfolio through both internal development and acquisition. The Company believes that the experience and liquidity of the combined company will enable it to expand its intellectual property portfolio as well as create additional intellectually property internally. The Company intends to monetize its intellectual property through:

•	licensing,

•	strategic partnerships, and

•	litigation.

Following the Merger, the Company will continue to actively seek to broaden its intellectual property portfolio. Its philosophy is to seek to acquire intellectual property and technology. The Company is reviewing portfolio opportunities with a view toward acquiring those which it believes have potential for monetization through licensing opportunities or enforcement. The Company is actively engaged in due diligence with respect to a number of patent and intellectual property portfolios and is in advanced discussions as to the acquisition of several such portfolios. The Company will likely need to raise additional capital to make any such acquisition. There is no assurance that the Company will succeed in acquiring any such portfolios, as to the terms of any such acquisition or that the Company will successfully monetize any portfolio that it acquires.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On July 19, 2012, as contemplated by the Merger Agreement and as approved by the Company’s stockholders, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock of the Company from 28,000,000 to 150,000,000 (the “Certificate of Amendment”).

Furthermore, on July 19, 2012, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the holders of the Company’s Series A Preferred Stock (“Preferred Stock”) will be entitled, among other things, to a liquidation preference of $1,000 per share and the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis. The Preferred Stock will be non-voting. The Company may not create a class of capital stock senior or pari passu to the Preferred Stock. In addition, except for certain excluded issuances, the Vringo Preferred Stock will be adjusted for issuances below the initial conversion price (as adjusted for stock splits, stock dividends and similar events) until the date the Common Stock of the Company has traded an aggregate of 100,000,000 shares at above $3.00 per share (as adjusted for stock splits, stock dividends and similar events). On a change of control, except for a change of control where the holder receives all publicly traded stock, the holder of the Preferred Stock will be able to require the Company to redeem the Preferred Stock. The Preferred Stock also contains a covenant prohibiting Vringo, for a period of 18 months following the closing, from incurring indebtedness senior to the Vringo Preferred Stock in excess of $6 million (in the aggregate, including the then outstanding principal amount of existing Innovate/Protect indebtedness); provided, that, this covenant shall not apply to indebtedness secured by assets of the Company acquired after the Closing in which the lender expressly subordinates to the holder of the Preferred Stock. The holder of the Preferred Stock shall be indemnified against losses due to a buy-in following a conversion failure and Vringo shall pay the holders of the Preferred Stock a penalty of one-quarter of one percent (0.25%) for each full 15 day period during which the Common Stock is suspended from trading or if the Common Stock is delisted.

The foregoing descriptions of the Certificate of Amendment and the Certificate of Designations are not complete and are subject to, and qualified in their entirety by, the full text of the Certificate of Amendment and the Certificate of Designations, which are attached to this Current Report as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

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Item 5.01 Changes in Control of Registrant

As a result of the transactions contemplated under the Merger Agreement, a change of control of the Company may be deemed to have occurred. The disclosure of Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following proposals were voted on by the stockholders of the Company at its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) which was held on July 19, 2012. At the Annual Meeting, a total of 11,486,472 shares, or 81.67%, of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

(i) To approve the Merger and the issuance of the Company’s securities thereunder:

For:	Against:	Abstain	Broker Non-Vote
7,999,857	26,387	4,864	3,455,364

(ii) To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split:

For:	Against:	Abstain	Broker Non-Vote
6,702,509	1,278,532	50,067	3,455,364

(iii) To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to up to 150,000,000 shares:

For:	Against:	Abstain:	Broker Non-Vote:
7,480,928	502,216	47,964	3,455,364

(iv) To elect to the Board seven (7) directors, to serve until the Company’s next Annual Meeting of Stockholders or until their successors are duly elected and qualify or until their earlier death, resignation or removal, subject to the Closing of the Merger:

	For:	Withheld:
Andrew D. Perlman	8,008,798	22,310
Seth M. Siegel	8,008,753	22,355
John Engelman	8,000,553	22,555
Andrew Kennedy Lang	8,007,753	23,355
Alexander R. Berger	8,008,749	22,359
Donald E. Stout	8,010,853	20,255
H. Van Sinclair	8,006,649	24,459

(v) To approve the Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan:

For:	Against:	Abstain:	Broker Non-Vote:
7,661,227	280,502	89,379	3,455,364

(vi) To ratify the appointment of Somech Chaikin, a member firm of KPMG International as the Company’s independent registered public accounting firm:

For:	Against:	Abstain:
11,414,738	31,171	40,563

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(vii) To adjourn to the Annual Meeting, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to in clauses (i) through (vi):

For:	Against:	Abstain:
11,044,395	390,065	52,012

Therefore, all the proposals, except for the proposal to effect a reverese merger, were approved.

Item 8.01 Other Events

On July19, 2012, the Company issued a press release announcing the completion of the previously announced Merger, pursuant to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

For informational purposes, the Company has filed as Exhibits 99.2, 99.3 and 99.4, a description of Innovate/Protect’s business, the risk factors relating to Innovate/Protect and Innovate/Protect’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, respectively.

As required by Item 9.01, the Company has also filed as Exhibits 99.5 and 99.6: (i) the audited consolidated balance sheet of Innovate/Protect as of December 31, 2011, the related consolidated statement of income, statement of stockholders’ equity and statement of cash flows for the period from June 8, 2011 (Inception) to December 31, 2011, and related notes thereto, and (ii) the unaudited condensed consolidated balance sheet of Innovate/Protect as of March 31, 2012, the related condensed consolidated statement of income, statement of stockholders’ equity and statement of cash flows for the three month period ended March 31, 2012, and related notes thereto, filed pursuant to Item 9.01(a) of this Current Report.

 Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

The audited consolidated financial statements of Innovate/Protect for the period from June 8, 2011 (Inception) to December 31, 2011 and the unaudited interim financial statements of Innovate/Protect for the three month period ended March 31, 2012, required to be filed pursuant to Items 9.01(a) of Form 8-K, are filed herewith as Exhibits 99.5 and 99.6, respectively, and are incorporated into this Current Report by reference.

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 (b) Pro forma financial information.

The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2012, and is incorporated into this Current Report by reference.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Vringo, Inc., VIP Merger Sub, Inc. and Innovate/Protect, Inc., dated as of March 12, 2012 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2012)
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation to effect an increase in authorized shares
3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
4.1	Form of Series 1 Warrant (previously filed as Annex F to the Company’s Registration Statement on Form S-4 (File No. 333-180609) originally filed with the SEC on April 6, 2012)
4.2	Form of Series 1 Warrant (previously filed as Annex G to the Company’s Registration Statement on Form S-4 (File No. 333-180609) originally filed with the SEC on April 6, 2012)
10.1	Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan (previously filed as Annex D to the Company’s Registration Statement on Form S-4 (File No. 333-180609) originally filed with the SEC on April 6, 2012)
10.2	Amended and Restated Senior Secured Note, by and between Innovate/Protect, Inc. and Hudson Bay Master Fund Ltd., dated July 19, 2012
10.3	Amended and Restated Pledge and Security Agreement, by and between the Company and each of its subsidiaries, dated July 19, 2012
10.4	Amended and Restated Guaranty, by and between the Company and each of its subsidiaries, dated July 19, 2012
10.5	Commitment Letter Agreement between Hudson Bay Master Fund Ltd. and Innovate/Protect, dated June 1, 2012
10.6	Form of Lock-Up Agreement from the officers and directors of Vringo, Inc., dated July 19, 2012
23.1	Consent of Grant Thornton LLP
99.1	Press Release, dated July 19, 2012
99.2	Information about Innovate/Protect, Inc.
99.3	Risk Factors Relating to Innovate/Protect, Inc.
99.4	Innovate/Protect, Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.5	Innovate/Protect, Inc. audited consolidated balance sheet as of December 31, 2011, the related consolidated statement of income, statement of stockholders’ equity and statement of cash flows for the period from June 8, 2011 (Inception) to December 31, 2011, and related notes thereto
99.6	Innovate/Protect, Inc. unaudited condensed consolidated balance sheet as of March 31, 2012, the related condensed consolidated statement of income, statement of stockholders’ equity and statement of cash flows for the three month period ended March 31, 2012, and related notes thereto
99.7	Unaudited pro forma combined financial information (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2012)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: July 20, 2012	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer

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